Exhibit 99.1

Exhibit 99.1
AXT, Inc. Fourth Quarter and Fiscal Year 2025 Results
February 19, 2026
Page 1 of 7

AXT, Inc. Announces Fourth Quarter and Fiscal Year 2025 Financial Results

FREMONT, Calif., February 19, 2026 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor wafer substrates, today reported financial results for the fourth quarter and fiscal year ended December 31, 2025.

Management Qualitative Comments

“While we are disappointed that we didn’t receive as many export permits in Q4 as we had hoped, we are pleased to report that we have received some permits to date in 2026 and believe we are in a strong position to achieve sequential revenue growth in Q1, driven primarily by growth in indium phosphide for the AI infrastructure build-out,” said Morris Young, chief executive officer. “As we enter 2026 as a foundational supplier to this multi-year growth cycle, we are notably broadening our customer base to include Tier-1 companies to which we have previously had limited exposure. We are also on track to double our indium phosphide manufacturing capacity this year and have a strong balance sheet to support our continued business expansion."

Fourth Quarter 2025 Results

In order to provide better clarity on its operational and financial results, AXT reports its financial results on both a GAAP and non-GAAP basis. Non-GAAP results exclude stock-based compensation expense. Investors can find GAAP to non-GAAP reconciliation tables in the financial statements in this earnings release.

●	Revenue for the fourth quarter of 2025 was $23.0 million, compared with $28.0 million for the third quarter of 2025 and $25.1 million for the fourth quarter of 2024.

●	GAAP gross margin was 20.9 percent of revenue for the fourth quarter of 2025, compared with 22.3 percent of revenue for the third quarter of 2025 and 17.6 percent for the fourth quarter of 2024.

●

Non- GAAP gross margin, after excluding charges for stock-based compensation, was 21.5 percent of revenue for the fourth quarter of 2025, compared with 22.4 percent of revenue for the third quarter of 2025 and 17.9 percent for the fourth quarter of 2024.

●

GAAP net loss, after minority interests, for the fourth quarter of 2025 was a net loss of $3.5 million, or $0.08 per share, compared with a net loss of $1.9 million, or $0.04 per share, for the third quarter of 2025 and a net loss of $5.1 million, or $0.12 per share, for the fourth quarter of 2024.

●

Non- GAAP net loss for the fourth quarter of 2025 was a net loss of $2.3 million, or $0.05 per share, compared with a net loss of $1.2 million, or $0.03 per share, for the third quarter of 2025 and a net loss of $4.3 million, or $0.10 per share, for the fourth quarter of 2024.

AXT, Inc. Fourth Quarter and Fiscal Year 2025 Results
February 19, 2026

Fiscal Year 2025 Results (January 1 to December 31, 2025)

●	Revenue for fiscal year 2025 was $88.3 million, compared with $99.4 million in fiscal year 2024.

●	GAAP gross margin for fiscal year 2025 was 12.7 percent of revenue, compared with 24.0 percent of revenue in fiscal year 2024.

●	Non- GAAP gross margin for fiscal year 2025 was 13.1 percent of revenue, compared with 24.3 percent of revenue in fiscal year 2024.

●	GAAP net loss for fiscal 2025 was a net loss of $21.3 million, or $0.49 per share, compared with a net loss of $11.6 million, or $0.27 per share for fiscal 2024.

●	Non- GAAP net loss for fiscal 2025 was a net loss of $18.0 million, or $0.41 per share, compared with net income of $8.5 million, or $0.20 per share for fiscal 2024.

STAR Market Listing Update

On January 10, 2022, AXT announced that Beijing Tongmei Xtal Technology Co., Ltd. (“Tongmei”), its subsidiary in Beijing, China, submitted to the Shanghai Stock Exchange (the “SSE”) its application to list its shares in an initial public offering (the “IPO”) on the SSE’s Sci-Tech innovAtion boaRd (the “STAR Market”) and the application was accepted for review. Subsequently, Tongmei responded to several rounds of questions received from the SSE. On July 12, 2022, the SSE approved the listing of Tongmei’s shares in an IPO on the STAR Market. On August 1, 2022, the China Securities Regulatory Commission (the “CSRC”) accepted for review Tongmei’s IPO application. The STAR Market IPO remains subject to review and approval by the CSRC and other authorities. The process of going public on the STAR Market includes several periods of review and, therefore, is a lengthy process. Subject to review and approval by the CSRC and other authorities, Tongmei hopes to accomplish this goal in the coming months. AXT has posted a brief summary of the plan and the process on its website at http://www.axt.com.

AXT, Inc. Fourth Quarter and Fiscal Year 2025 Results
February 19, 2026

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (800) 715-9871 (passcode 4378083). The call will also be simulcast at www.axt.com. Replays will be available at (800) 770-2030 (Playback ID: 4378083 followed by # key) until February 26, 2026. Financial and statistical information to be discussed in the call will be available on the company’s website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor wafer substrates comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge). The company’s wafer substrates are used when a typical silicon wafer substrate cannot meet the performance requirements of a semiconductor or optoelectronic device. End markets include 5G infrastructure, data center connectivity (silicon photonics), passive optical networks, LED lighting, lasers, sensors, power amplifiers for wireless devices and satellite solar cells. AXT’s worldwide headquarters are in Fremont, California where the company maintains sales, administration and customer service functions. AXT has its Asia headquarters in Beijing, China and manufacturing facilities in three separate locations in China. In addition, as part of its supply chain strategy, the company has partial ownership in more than ten companies in China producing raw materials and consumables for its manufacturing process. For more information, see AXT’s website at http://www.axt.com.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, the company provides certain non-GAAP financial measures that exclude stock-based compensation in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. The company believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and provide better comparability with our peer companies, many of which also use similar non-GAAP financial measures. Further, the company believes that these non-GAAP financial measures offer an important analytical tool to help investors understand the company’s core operating results and trends. In addition, management uses non-GAAP financial measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark its performance externally against peer companies. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the company’s non-GAAP financial measures as tools for comparison. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of our GAAP consolidated financial statements to our non-GAAP consolidated financial statements is provided below.

AXT, Inc. Fourth Quarter and Fiscal Year 2025 Results
February 19, 2026

Forward-Looking Statements

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the timing and completion of the proposed listing of shares of Tongmei on the STAR Market. Additional examples of forward-looking statements include statements regarding the market demand for our products, our product mix, our growth prospects and opportunities for continued business expansion, including trends, new applications and the ramping of Tier-1 customers, our market opportunity, our ability to lead our industry, our expectations with respect to our business prospects and financial results, including our gross margin performance, and our development of larger diameter substrates that we believe will enable the next generation of technology innovation across a number of end-markets. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the requests for redemptions by private equity funds in China of investments in Tongmei, the administrative challenges in satisfying the requirements of various government agencies in China in connection with the listing of shares of Tongmei on the STAR Market, continued open access to companies to list shares on the STAR Market, investor enthusiasm for new listings of shares on the STAR Market and geopolitical tensions between China and the United States. Additional uncertainties and factors include, but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines and ramping of production; possible factory shutdowns as a result of air pollution in China or COVID-19; COVID-19 or other outbreaks of a contagious disease; tariffs and other trade war issues; the financial performance of our partially owned supply chain companies; policies and regulations in China; and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. Fourth Quarter and Fiscal Year 2025 Results
February 19, 2026

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

Revenue	$23,041	$25,105	$88,326	$99,361
Cost of revenue	18,215	20,697	77,084	75,525
Gross profit	4,826	4,408	11,242	23,836
Operating expenses:
Selling, general and administrative	6,266	6,440	24,169	24,096
Research and development	2,393	4,133	9,049	14,543
Total operating expenses	8,659	10,573	33,218	38,639
Loss from operations	(3,833)	(6,165)	(21,976)	(14,803)
Interest expense, net	(391)	(318)	(1,257)	(1,340)
Equity in income of unconsolidated joint ventures	173	944	765	3,439
Other income (expense), net	713	(5)	924	2,047
Loss before provision for income taxes	(3,338)	(5,544)	(21,544)	(10,657)
Provision for income taxes	501	113	1,658	1,134
Net loss	(3,839)	(5,657)	(23,202)	(11,791)
Less: Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	291	569	1,942	167
Net loss attributable to AXT, Inc.	$(3,548)	$(5,088)	$(21,260)	$(11,624)
Net loss attributable to AXT, Inc. per common share:
Basic	$(0.08)	$(0.12)	$(0.49)	$(0.27)
Diluted	$(0.08)	$(0.12)	$(0.49)	$(0.27)
Weighted-average number of common shares outstanding:
Basic	44,719	43,381	43,933	43,154
Diluted	44,719	43,381	43,933	43,154

AXT, Inc. Fourth Quarter and Fiscal Year 2025 Results
February 19, 2026

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31,	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$120,266	$22,833
Restricted cash	8,100	10,978
Accounts receivable, net	26,849	25,640
Inventories	81,651	85,077
Prepaid expenses and other current assets	9,690	13,744
Total current assets	246,556	158,272
Property, plant and equipment, net	161,860	159,721
Operating lease right-of-use assets	1,982	2,479
Other assets	23,353	18,842
Total assets	$433,751	$339,314
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,947	$12,356
Accrued liabilities	14,798	14,556
Short-term loans	62,796	47,264
Total current liabilities	90,541	74,176
Noncurrent operating lease liabilities	1,441	1,977
Other long-term liabilities	7,138	8,253
Total liabilities	99,120	84,406

Redeemable noncontrolling interests	38,056	38,577

Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	55	45
Additional paid-in capital	339,922	241,514
Accumulated deficit	(64,924)	(43,664)
Accumulated other comprehensive loss	(5,295)	(8,657)
Total AXT, Inc. stockholders’ equity	273,290	192,770
Noncontrolling interests	23,285	23,561
Total stockholders’ equity	296,575	216,331
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$433,751	$339,314

AXT, Inc. Fourth Quarter and Fiscal Year 2025 Results
February 19, 2026

AXT, INC.

Reconciliation of Statements of Operations Under GAAP and Non-GAAP

(Unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP gross profit	$4,826	$4,408	$11,242	$23,836
Stock-based compensation expense	130	76	289	322
Non-GAAP gross profit	$4,956	$4,484	$11,531	$24,158

GAAP operating expenses	$8,659	$10,573	$33,218	$38,639
Stock-based compensation expense	1,145	677	3,003	2,775
Non-GAAP operating expenses	$7,514	$9,896	$30,215	$35,864

GAAP loss from operations	$(3,833)	$(6,165)	$(21,976)	$(14,803)
Stock-based compensation expense	1,275	753	3,292	3,097
Non-GAAP loss from operations	$(2,558)	$(5,412)	$(18,684)	$(11,706)

GAAP net loss	$(3,548)	$(5,088)	$(21,260)	$(11,624)
Stock-based compensation expense	1,275	753	3,292	3,097
Non-GAAP net loss	$(2,273)	$(4,335)	$(17,968)	$(8,527)

GAAP net loss per diluted share	$(0.08)	$(0.12)	$(0.49)	$(0.27)
Stock-based compensation expense per diluted share	$0.03	$0.02	$0.07	$0.07
Non-GAAP net loss per diluted share	$(0.05)	$(0.10)	$(0.41)	$(0.20)

Shares used to compute diluted net income per share	44,719	43,381	43,933	43,154